EXHIBIT 8
                                                                     ---------


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in the Annual Report of Western Oil Sands Inc. on Form 40-F for the year ended December 31, 2005 of our report dated February 16, 2006 relating to the consolidated balance sheets of Western Oil Sands Inc. as at December 31, 2005 and 2004 and the consolidated statements of operations and retained earnings and cash flows for the years then ended.


/s/  PricewaterhouseCoopers LLP
--------------------------------

Calgary, Alberta
March 27, 2006